EXHIBIT


MORGAN STANLEY VARIABLE INVESTMENT SERIES





Sub-Item



77P Information Required to be Filed Pursuant to Existing
    Exemptive Orders


(A) Statement Pursuant to Exemptive Order
    (ICA Release No. 13466) Pertaining to Amortized Cost Pricing



No action was taken during the period pursuant to condition 2 (c) of the above-captioned Order.